EXHIBIT 10.6

                           JOINT ENTERPRISE AGREEMENT

         THIS AGREEMENT (this "AGREEMENT") is entered into as of June 23, 2003, by and between ALTNET, INC., a Delaware corporation ("ALTNET") and a subsidiary of Brilliant Digital Entertainment, Inc., a Delaware corporation, located at 6355 Topanga Canyon Blvd., Suite 120, Woodland Hills, California 91367, and SHARMAN NETWORKS LIMITED, a company organized under the laws of Vanuatu ("SHARMAN").

                                    RECITALS

         WHEREAS, Sharman was created with the intention of working jointly with Altnet to develop a business by which the power of peer-to-peer file sharing could be used to distribute copyright licensed content for profit;

         WHEREAS, prior to the effective date of this Agreement, Altnet and Sharman have been sharing revenue derived from the joint use of Sharman and Altnet's technology pursuant to an oral agreement;

         WHEREAS, their prior oral agreement and this Agreement promote and seek to attain the joint commercial goals of Altnet and Sharman;

         WHEREAS, the joint commercial goals of Altnet and Sharman could not be attained except through the use and contribution by each of their respective technologies to this joint enterprise; and

         WHEREAS, Altnet and Sharman have entered into this Agreement in order to share the profits created from this joint enterprise.

                                    AGREEMENT

         In consideration of the foregoing and the mutual terms, conditions and covenants hereinafter set forth, Altnet and Sharman (each a "PARTY" and collectively, the "PARTIES") agree as follows:

         1.       DEFINITIONS.

                  1.1.     "ALPM"  shall  have the  meaning  given  such term in
SECTION 4.6.

                  1.2. "ASM" shall mean the Altnet Signing Module computer software application program that is installed on an end user's computer to enable the award to the user and management of Altnet Points (as defined below) under the Altnet loyalty points program. The ASM is more fully defined on EXHIBIT C.

                  1.3.     "CLAIM"  shall  have the  meaning  given such term in
SECTION 9.3.


*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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                  1.4.     "CONTENT CHANNEL," "CONTENT CHANNEL  AGREEMENTS," and
"CHANNEL PARTNERS" shall have the meanings given such terms in SECTION 4.7.1.

                  1.5. "CONVERSION RATES" means the percentage of Index Search Results displayed to users of the KMD Technology which result in a user download of the content files located through the Index Search Results.

                  1.6. "DEFAULT PERIOD" shall have the meaning given such term in SECTION 8.3.

                  1.7.     The  "EFFECTIVE  DATE" of this Agreement is April 30,
2002.

                  1.8. "GENERAL KEYWORDS" shall have the meaning given such term in SECTION 3.2.

                  1.9. "GROSS REVENUE" means all revenue actually received by Altnet or Sharman from the commercial exploitation of Index Search Results ("ALTNET SALES"). The "BASELINE" initially refers to monthly Gross Revenue of $*** U.S. dollars commencing October 1, 2003. The Baseline shall be increased by a reasonable amount mutually agreed upon by the Parties starting on January 1, 2004 and every twelve months thereafter, with such agreement not to be unreasonably withheld. The Parties shall negotiate in good faith to reach agreement on the amount of the annual increase to the Baseline for each year. If the Parties fail to mutually agree on the amount of the annual increase to the Baseline within 60 days after the end of the applicable year, then the Baseline for the then current year shall automatically increase to *** percent (***%) of the prior year's Baseline.

                  1.10. "INDEX SEARCH RESULTS" means search results that are provided by Altnet's and/or a third-party's centrally controlled, distributed, or other type of index in response to KMD Technology users' search queries, such as those provided by Altnet through its TopSearch function. Index Search Results do not include any index method, if any, deployed in the KMD Technology prior to March 2002.

                  1.11. "INFOTIPS" means a small, separate window over the Kazaa GUI that pops up when end users of the KMD Technology click to download an Altnet file which displays information (other than advertisements, except to the extent mutually agreed to by Altnet and Sharman) that is directly related to the content selected for download by the user.

                  1.12. "KAZAA GUI" means the Kazaa Graphic User Interface that comprises part of the KMD Technology, and any successor or replacement graphical user interfaces.

                  1.13. "KMD TECHNOLOGY" means the peer-to-peer technology platform currently known as the Kazaa Media Desktop and any future fixes, updates, upgrades and replacements to or for the Kazaa Media Desktop.

                  1.14. "MAJOR ENTERTAINMENT COMPANY" means (A) any global media or content company which, together with all of its subsidiaries and affiliates, (i) agrees to use Index Search Results in the Kazaa GUI to locate at least 100 titles of popular music or 5 titles of mass market


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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motion  pictures or  television  series,  and (ii) has at least $500  million in annual revenue on a consolidated basis, or (B) any licensee of content from any company that meets the definition in clause (A) that agrees to use Index Search Results in the Kazaa GUI to locate at least 100 titles of popular music or 5 titles of mass market motion pictures or television series, regardless of the level of such licensee's revenues. Notwithstanding this definition, Altnet and Sharman may mutually designate particular companies as Major Entertainment Companies from time to time.

                  1.15. "MARKS" shall mean trademarks, service marks, trade names, and logos.

                  1.16. "NET REVENUE" means Gross Revenue, less actual third party (i.e., parties other than Altnet or its affiliates) costs, royalties and revenue share payments directly attributable to an Altnet Sale (including, without limitation, DRM and digitization costs incurred for preparing digital files for sale by Altnet, fees and commissions paid or payable to business development consultants, bankers and finders for sourcing the commercial relationship that resulted in the applicable Altnet Sale, and royalties or other revenue share payments to third parties from whom Altnet has acquired rights to distribute digital files), provided that sales commissions and other consulting fees payable to third parties for assisting in obtaining rights to digital content shall not exceed *** percent (***%) of Gross Revenue.

                  1.17. "OTHER CHANNEL GROSS REVENUE" means all revenue actually received by Altnet or Sharman from a Content Channel Agreement generated by Altnet, other than Gross Revenue from Altnet Sales.

                  1.18. "OTHER CHANNEL NET REVENUE" means Other Channel Gross Revenue, less actual third party (i.e., parties other than Altnet or its affiliates) costs, royalties and revenue share payments directly attributable to a Content Channel Agreement (including, without limitation, DRM and digitization costs incurred for preparing digital files in connection with such Content Channel Agreement, fees and commissions paid or payable to business development consultants, bankers and finders for sourcing the commercial relationship that resulted in the applicable Content Channel Agreement, and royalties or other revenue share payments to the Channel Partner), provided that sales commissions and other consulting fees payable to third parties for assisting in obtaining rights under the Content Channel Agreement shall not exceed *** percent (***%) of Other Channel Gross Revenue.

                  1.19. "PEERENABLER SOFTWARE" shall mean Joltid Limited's "PeerEnabler" peer-to-peer network software application, which forms a system which is capable of digitally signing and publishing data files, and making these data files available for end users to download from other end users (peer-to-peer transfers) and if no other end user has the data file the requesting end user will be able to download the file from a web server.

                  1.20. "POINTS MANAGER RULES" shall mean the rules relating to the issuance of Altnet Points to end users established by Altnet from time to time and communicated to Sharman, including, without limitation, rules relating to the number of Altnet Points that can be awarded to end users for making their computer resources available to Sharman for distribution of the KMD Technology, and rules relating to how Altnet Points can be redeemed for various


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

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products  and/or  services  using the ALPM. The initial Points Manager Rules are set forth on EXHIBIT D attached hereto.

                  1.21.    "RECORDS"  shall  have the  meaning  given in SECTION
5.3.

                  1.22. The "TOPSEARCH FUNCTION" refers to an Altnet technology by which a bundled Altnet component (such as a DLL) would receive the KMD Technology user's search queries and return Indexed Search Results, where those search results are based on information supplied, directly or indirectly, from an Altnet and/or third party (as appointed by Altnet) database. It is the responsibility of the KMD Technology to display the Index Search Results to the user in the Kazaa GUI, such that the user can click on and download the file. When a user clicks to download an Indexed Search Result file, the KMD Technology will pass all necessary information on to the bundled Altnet component such that the Altnet component can download the file onto the user's machine, generate statistics, and any other functions that would reasonably form part of the operation of such a system.

                  1.23.    "TOPSEARCH  KEYWORDS" shall have the meaning given in
SECTION 3.2.

         2.       EXCLUSIVE ENGAGEMENT.

                  2.1. Subject to the terms and conditions set forth in this Agreement, Sharman hereby appoints Altnet, and Altnet hereby accepts Sharman's appointment, as the exclusive (even as to Sharman) representative of Sharman for the sale, license, and/or other commercial exploitation of Index Search Results displayed on or otherwise accessed using the Kazaa GUI in response to end user search requests conducted using the KMD Technology.

                  2.2. Sharman acknowledges and agrees that, during the Term, Sharman shall retain no right to sell, license, or otherwise commercially exploit Index Search Results, nor shall Sharman have the right to grant to any third party the right to do so, and that such functions shall be exclusively reserved to Altnet upon the terms and conditions set forth in this Agreement.

                  2.3. The Parties acknowledge that the mutual objective of this Agreement is to create a business model developed for sustainable growth as indicated by increases in Conversion Rates and Gross Revenue and agree to exercise any discretion afforded by this Agreement towards those goals, including, but not limited to, agreement to maintain strict quality controls over files and descriptions as detailed in SECTION 4.5.

                  2.4. Sharman hereby grants to Altnet, during the term of this Agreement, a worldwide, non-exclusive, limited, non-transferable license to use Sharman's Marks, including without limitation "Kazaa", in connection with the exploitation by Altnet of its other rights hereunder.

         3.       DELIVERY OF ALTNET SEARCH RESULTS; INFOTIPS.

                  3.1.     Subject   to  the  terms  and   conditions   of  this
Agreement, Altnet shall have the right to display Index Search Results in the Kazaa GUI in response to search requests


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

conducted by end users of the KMD Technology, and deliver or cause to be delivered media and other content to end users from Altnet's servers, a third party's (as appointed by Altnet) servers, Altnet's software applications, or the KMD Technology, at Altnet's discretion.

                  3.2. Subject to the terms and conditions of this Agreement, Altnet shall have placement rights permitting it to display Index Search Results in the Kazaa GUI in response to top search keywords ("TOPSEARCH KEYWORDS") as set forth on EXHIBIT A, and Altnet shall have the right to display Index Search Results in the Kazaa GUI in response to general keywords ("GENERAL KEYWORDS") as set forth on EXHIBIT A. Altnet shall, in its sole discretion, determine whether Index Search Results are displayed in response to TopSearch Keywords or General Keywords.

                  3.3. Notwithstanding EXHIBIT A, the Parties agree to negotiate in good faith for any reasonably necessary changes in the number of Index Search Results displayed for TopSearch Keywords, based upon the responses of users of the KMD Technology to the content located through these results, the availability of quality content, statistical data on Conversion Rates, Gross Revenue, and evidence of licensing the content located by Index Search Results by the users of the KMD Technology.

                  3.4. With respect to Index Search Results only, during the term of this Agreement, Altnet also shall have the exclusive right (even as to Sharman) to display InfoTips in the Kazaa GUI when an end user clicks on an Index Search Result to download a file. Sharman shall not display, or permit the display in the Kazaa GUI, of InfoTips or similar contextual informational windows in response to an end user clicking on an Index Search Result to download a file. Altnet's right to display InfoTips in the Kazaa GUI shall be subject to the additional terms and restrictions set forth in EXHIBIT B and to the parameters as detailed in Section 2.3 of this Agreement. 3.5. In addition to Sharman's other obligations in this SECTION 3, Sharman shall use commercially reasonable efforts to implement such technological modifications as may be reasonably requested by Altnet in order to timely accomplish and maintain the functioning of the foregoing, and use its best efforts to continue to bundle during the term of this Agreement the TopSearch function for installation as a mandatory application (meaning users of the KMD Technology must install the TopSearch function simultaneously with the KMD Technology with which the TopSearch function is distributed) with any and all downloads of the KMD Technology (other than downloads of pre-release alpha, test, evaluation and beta versions of the KMD Technology), subject to Sharman's release schedule for new versions. Additionally, Sharman will take all necessary steps to ensure that the KMD Technology will cease to operate, and require re-installing, if the user uninstalls or removes the TopSearch function from their computer. Each Party shall bear its own costs in connection with such technological modifications.


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         4.       ALTNET SERVICES.

                  4.1. During the Term, Altnet shall use its commercially best efforts to solicit media and other content owners and their representatives, including advertising agencies, for the purpose of selling, licensing, or otherwise commercially exploiting Index Search Results without infringement upon the valid rights, including copyrights, trademarks or patents, of others, on such terms and conditions acceptable to Altnet and the third party content owners. Altnet may engage third parties to assist in the sale, license, or other commercial exploitation of Index Search Results.

                  4.2. During the Term, Sharman agrees that Altnet, its affiliates and representatives shall have the authority, and the exclusive right (even as to Sharman), to negotiate and execute such third party agreements for the exploitation of Index Search Results. Sharman shall reasonably cooperate with and provide reasonable assistance to Altnet in connection with, and for the purpose of enabling Altnet to perform under, any such agreement; provided, however, Sharman shall not be obligated to incur out-of-pocket expenses in connection with such cooperation and assistance and Sharman shall not be obligated to provide such cooperation or assistance if it unduly interferes with Sharman's conduct of its business.

                  4.3. During the Term, Sharman agrees that Altnet shall have the authority, and the exclusive right (even as to Sharman), to integrate payment and micropayment systems into the KMD Technology for content that is the subject of Index Search Results, and to operate and offer to content owners and other third parties payment, billing and collection services that are integrated with such payment and micropayment systems. Sharman shall use commercially reasonable efforts to implement such technological modifications as may be reasonably requested by Altnet in order to timely accomplish and maintain the functioning of the foregoing, subject to Sharman's release schedule for new versions. Each Party shall bear its own costs in connection with such technological modifications.

                  4.4. Notwithstanding the foregoing, if Sharman reasonably determines that Altnet's integrated payment and micropayment systems are not meeting industry standards for similar systems (in terms of price, quality, accessibility, or other like factors), then Sharman must notify Altnet as to the perceived deficiency. At such time, Altnet shall have forty five (45) days to cure such deficiency. If no cure has occurred within such sixty-day period, then, at Sharman's election made by written notice delivered at any time before such deficiency is actually cured, the exclusive rights granted to Altnet in
SECTION 4.3 shall terminate and become nonexclusive.

                  4.5. Altnet agrees to make commercially reasonable efforts to manage the sale of keywords and the selection of files located by Index Search Results so as to maintain relevance and maximize the Conversion Rates and Gross Revenue. Relevance refers to providing search results that relate directly to the search terms entered by users. For example, if a user searches for a particular music artist, the "relevant" results provided by Altnet will be licensed songs by that artist, samples and previews of such songs, other promotional material for that artist or other material that directly relates to the particular artist or their music. Altnet


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

acknowledges that keywords that lead to irrelevant Index Search Results will negatively impact the Conversion Rates.

                  4.6.     Altnet has developed a "points"  management  software
program  (the  "ALPM"),  presently  referred  to as the "Altnet  Loyalty  Points
Manager," which enables users, including users of the KMD Technology, to accumulate points ("ALTNET POINTS") as a form of reward currency for making certain of their computer resources available to Altnet in connection with the commercial exploitation of Index Search Results and other functions. The Parties anticipate that the ALPM will encourage greater use of the Altnet service and maximize Conversion Rates and Gross Revenue to the benefit of both Altnet and Sharman. Sharman shall reasonably cooperate with and provide reasonable assistance to Altnet in connection with, and for the purpose of enabling Altnet to deploy, the ALPM, including, without limitation, using commercially reasonable efforts to implement such technological modifications as may be reasonably requested by Altnet in order to timely accomplish and maintain the functioning of the foregoing, subject to Sharman's release schedule for new versions. Sharman shall not, however, be obligated to incur out-of-pocket expenses in connection with such cooperation and assistance and Sharman shall not be obligated to provide such cooperation or assistance if it unduly interferes with Sharman's conduct of its business. Sharman will take all reasonable steps to ensure that the ALPM is, and remains, a mandatory install when the KMD Technology is installed. However, once the ALPM is installed, users shall be free to uninstall the ALPM, with no requirement on Sharman's part to make the KMD Technology cease to operate if such uninstall occurs.

                  4.7.     CONTENT CHANNELS.

                           4.7.1.   Subject  to the terms of this  SECTION  4.7,
and during the term of this Agreement, Sharman hereby grants to Altnet the non-exclusive right to enter into agreements ("CONTENT CHANNEL AGREEMENTS") with third parties ("CHANNEL PARTNERS") to provide for the establishment of one or more browse channels within the Kazaa GUI that enable users to find and download rights-managed content from the relevant browse channel in a single click process (each, a "CONTENT CHANNEL"), and to provide for all of the terms and conditions governing the management, maintenance, operation, and other elements of each Content Channel.

                           4.7.2.   Sharman's obligations under this SECTION 4.7
with respect to each Content Channel shall be subject to Sharman's prior written approval of the terms of the applicable Content Channel Agreement, which approval may be withheld by Sharman in its absolute discretion, and absent such approval, Sharman shall have no obligation to Altnet or any Channel Partner. Altnet shall not enter into any Content Channel Agreement with a Channel Partner without first receiving Sharman's aforementioned prior written approval. Sharman shall, if requested by Altnet, assist Altnet in negotiations with prospective Channel Partners.

                           4.7.3.   With   respect  to  each   Content   Channel
Agreement approved by Sharman and entered into by Altnet and the Channel Partner, during the term of the Content Channel Agreement (including for the duration of any renewals and extensions thereof), Sharman shall provide Altnet reasonable access to any and all necessary services, support,


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

personnel, employees, facilities, bandwidth, intellectual property, software (including the KMD Technology) hardware, and any other assets of Sharman, and to perform any services required, and to cooperate with Altnet to its fullest extent, to enable Altnet to perform those obligations under the Content Channel Agreement that, by their express or implied terms, require such assets and assistance from Sharman; PROVIDED, HOWEVER, that Sharman shall not be obligated to incur out-of-pocket expenses in connection with such cooperation and assistance and Sharman shall not be obligated to provide such cooperation or assistance if it unduly interferes with Sharman's conduct of its business. Furthermore, Sharman agrees not to take any action within its control which would cause Altnet to be in breach of its obligations to the Channel Partner under the Content Channel Agreement.

                           4.7.4.   The  Parties  agree  that  all  Net  Revenue
derived from any Content Channel Agreement delivered by Altnet shall be divided *** as provided in SECTION 5 below. The Parties further agree that all Other Channel Net Revenue shall similarly be divided ***. SECTIONS 5.2 and 5.3 shall also apply to Other Channel Net Revenue.

                           4.7.5.   The Parties obligations with respect to each
Content Channel Agreement entered into prior to termination or expiration of this Agreement shall survive such termination or expiration and shall continue during the term of the Content Channel Agreement (including for the duration of any renewals and extensions thereof).

                  4.8. Altnet agrees to create, safely maintain, and preserve all statistical records of the responses of users of the KMD Technology to the content located through Index Search Results displayed for TopSearch Keywords, including the statistical data on Conversion Rates, and other records pertaining to licensing the content located by Index Search Results by the users of the KMD Technology, in an understandable form, in the English language. Such records should be kept throughout the duration of this Agreement and for a period of three (3) years from their creation. Altnet further agrees to provide summaries of such records to Sharman every two weeks for the first three months following the Effective Date, and *** thereafter until Termination. Sharman may request to audit the complete records once in any *** period upon seven (7) days written notice. Any such audit shall be at Sharman's cost and conducted by Sharman or by an independent certified public accountant selected by Sharman, and shall be conducted during regular business hours and in such a manner as not to unreasonably interfere with Altnet's normal business activities.

         5.       CONSIDERATION.

                  5.1. In consideration of the Parties respective rights and obligations under this Agreement, the Parties agree that all Net Revenue shall be divided ***.

                  5.2. The Parties agree that, except as otherwise provided herein, all amounts payable by one Party to the other Party under this Agreement shall be paid within *** days following the end of the month in which such amounts were actually received by the Party obligated to make the payment.


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***  Terms  represented  by  this  symbol  are  considered  confidential.  These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  5.3. Altnet agrees to create, safely maintain, and preserve records of all Altnet Sales, payments made, payments received, payments due, price lists, contracts executed, and all other relevant commercial, business, financial, shipping, or accounting documentation related thereto (collectively "RECORDS") in an understandable form, in the English language, and using generally accepted accounting practices and reasonable business methods. Such Records should be kept throughout the duration of this Agreement and for a period of three (3) years from creation of that record. During this period, Sharman may cause an audit to be made of the Records in order to verify Altnet's compliance with this Agreement. Any such audit shall be conducted by Sharman's accountants or finance department or by an independent certified public accountant selected by Sharman, and shall be conducted during regular business hours and in such a manner as not to unreasonably interfere with Altnet's normal business activities. Sharman shall pay for any such audit, unless the audit shows that Altnet underpaid the fees due under this Agreement by five percent (5%) or more or otherwise breached this Agreement in a material manner. In those cases, Altnet shall pay Sharman for the costs associated with the audit, remedy any breach if possible, use commercially reasonable efforts to mitigate any harm resulting from the breach, and immediately pay any missed payments owed Sharman subject to a *** late fee (or the maximal amount allowable by law, whichever is less) accumulated per month for each month (rounded up) that the fees were late. In no event shall audits be made more frequently than once annually unless the immediately preceding audit disclosed a material discrepancy or underpayment. The above repayment and remedies shall not affect Sharman's other available remedies in law or equity.

                  5.4. As additional consideration to Sharman, Brilliant Digital Entertainment, Inc., a Delaware corporation and the holder of a majority of Altnet's issued and outstanding voting securities ("BDE"), shall issue to Sharman as soon as practicable following execution of this Agreement, a five year warrant (the "WARRANT") to purchase up to 14,000,000 shares of BDE's common stock, par value $0.001 per share, at an exercise price equal to the volume weighed average price of a share of BDE's Common Stock on the American Stock Exchange over the 5 consecutive trading days ending on June 23, 2003, which Warrant shall vest 50% three months following the date of issuance and 50% on the second anniversary of the date of issuance (provided that this Agreement is still in effect), and shall otherwise be on the terms and subject to the conditions set forth in the form of warrant attached hereto as EXHIBIT E.

         6.       LICENSE TO ALTNET SIGNING MODULE.

                  6.1. LICENSE GRANT. Altnet hereby grants to Sharman a limited, non-exclusive, non-sublicensable (except for sublicenses permitted by SECTION 6.3 and SECTION 7 below), non-assignable license (the "ASM LICENSE") to install and use the ASM, as more fully described on EXHIBIT C to this Agreement, and any future programming fixes, updates and upgrades to the ASM provided to Sharman (the "ASM LICENSED SOFTWARE"), for the limited purpose described in
SECTION 6.2 below (the "ASM LIMITED PURPOSE").

                  6.2. ASM LIMITED PURPOSE. Sharman may use the ASM Licensed Software solely to authenticate and issue Altnet Points to end users that place the KMD Technology in the end users' My Shared Folder and make the KMD Technology available to be uploaded by others


                                       9
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

using the PeerEnabler Software. Sharman may only issue Altnet Points to end users based on the Points Manager Rules.

                  6.3. LICENSE RESTRICTIONS. The ASM Licensed Software may be used solely for the ASM Limited Purpose. Sharman shall not: (i) remove any proprietary notices from the ASM Licensed Software; (ii) cause, permit or authorize the modification, creation of derivative works, translation, reverse engineering, decompiling or disassembling of the ASM Licensed Software; (iii) sell, assign, rent, lease, act as a service bureau, or grant rights in the ASM Licensed Software, including, without limitation, through sublicense, to any other entity without the prior written consent of Altnet, except as provided in
SECTION 7 below, and except that Sharman may sublicense the ASM Licensed Software to end users for the ASM Limited Purpose; (iv) export or re-export the ASM Licensed Software in violation of U.S. export laws; or (v) use the ASM Licensed Software to, or in any way that would, violate any applicable law, regulation or ordinance.

                  6.4. PROPRIETARY RIGHTS. The ASM Licensed Software contains proprietary and confidential information of Altnet, including copyrights, trade secrets and trademarks and is protected by United States and international copyright laws. The ASM Licensed Software, including without limitation all intellectual property rights therein and thereto, are and shall remain the exclusive property of Altnet and its suppliers, and except for the limited license granted to Sharman, Altnet reserves all right, title and interest in and to the ASM Licensed Software. Sharman shall not take any action to jeopardize, limit or interfere with Altnet's ownership of and rights with respect to the ASM Licensed Software. Sharman acknowledges that any unauthorized copying or unauthorized use of the ASM Licensed Software is a violation of this ASM License and copyright laws and is strictly prohibited.

                  6.5. POINTS. Sharman acknowledges and agrees that: (1) the Altnet Points are the sole property of Altnet and that Sharman has no claim, right, title or interest in and to the Altnet Points that may be awarded by Sharman to end users as provided herein; (2) the Altnet Points may be issued for the ASM Limited Purpose only, and Sharman shall not otherwise give, assign, transfer, trade, bargain, sell or otherwise distribute Altnet Points to any end user or third party; and (3) Altnet has the right to amend, change or modify the Points Manager Rules or Altnet's policies regarding the Altnet Points at any time and at Altnet's sole discretion, including, but not limited to, the cancellation, removal and/or termination of the Altnet Points and/or the Altnet loyalty points program in its entirety without any recourse to Sharman whatsoever. Altnet shall give Sharman at least thirty (30) days advance written notice of any material change or addition to the Points Manager Rules, and shall consult with Sharman in advance of implementing any change or addition in an effort to minimize the adverse impact of the change or addition on users of the KMD Technology and to allow Sharman to inform such users of the change or addition. Furthermore, Altnet shall not cancel, remove or terminate Altnet Points and/or the Altnet loyalty points program without providing Sharman with at least sixty (60) days advance written notice. Sharman and Altnet shall cooperate in providing notice to users of the KMD Technology of the cancellation or termination in an effort to minimize the adverse reaction such cancellation or termination has among users of the KMD Technology. Until expiration of the sixty (60) day notice period, Altnet shall continue to operate the Altnet


                                       10
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

loyalty points program in substantially the same manner it operated the program at the time of delivery of the notice (except that after thirty (30) days, Altnet shall not be required to issue additional Altnet Points), including, without limitation, allowing users of the KMD Technology to redeem Altnet Points.

                  6.6.     TERM; TERMINATION OF ASM LICENSE.

                           6.6.1.   The ASM License provided for in this SECTION
6 will become effective as of the date hereof and, unless terminated as set forth herein, shall continue for an initial term of three (3) years from the date hereof. This SECTION 6 shall automatically renew for additional three (3) year terms.

                           6.6.2.   The ASM License provided for in this SECTION
6 shall terminate prior to expiration of the then current term upon the earliest of (i) termination or non-renewal of this Agreement, as provided in SECTION 8 hereof, (ii) Altnet's cancellation and/or termination of the Altnet loyalty points program, and (iii) a date which is ninety (90) days following written notice by Altnet to Sharman of termination of the ASM License provided for in this SECTION 6.

                           6.6.3.   Upon  termination  or  expiration of the ASM
License, Sharman shall immediately cease the use of the ASM Licensed Software, including, without limitation, using the ASM Licensed Software to authenticate and award Altnet Points to end users of the KMD Technology.

         7.       RIGHT OF SUBLICENSE.

                  7.1. GRANT. Altnet hereby grants to Sharman a limited, non-exclusive, non-assignable right to sublicense the (a) ASM, (b) the TopSearch function, and (c) the ALPM, and any future programming fixes, updates and upgrades to the foregoing software applications (collectively, the "SUBLICENSABLE SOFTWARE"), to Qualified Sublicensees, for the limited purpose described in Section 7.2 below (the "LIMITED SUBLICENSE PURPOSE").

                  7.2. LIMITED SUBLICENSE PURPOSE. Sharman may sublicense each component of the Sublicensable Software to any third party (a "QUALIFIED SUBLICENSEE") to whom Sharman sublicenses rights to use the "FastTrack" peer-to-peer file sharing technology for use in an Internet application (a "QUALIFIED APPLICATION"), for substantially the same uses, and subject to substantially the same limitations on use, applicable to Sharman in its use of the Sublicensable Software for its own purposes, including, without limitation, the following general purposes:

                           7.2.1.   TOPSEARCH FUNCTION -- for the sale, license,
and/or other commercial exploitation of Index Search Results displayed on or otherwise accessed using the graphic user interface of the Qualified Sublicensee's Qualified Application in response to end user search requests conducted using such Internet application;

                           7.2.2.   ALPM - to  enable  users  of  the  Qualified
Sublicensee's Qualified Application to earn Altnet Points for making certain of their computer resources available to


                                       11
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

Altnet in connection with the commercial exploitation of Index Search Results and other functions; and

                           7.2.3.   ASM  -- to  authenticate  and  issue  Altnet
Points to end users that make the Qualified Sublicensee's Qualified Application available to be uploaded by others using the PeerEnabler Software.

                  Sharman acknowledges and agrees that it shall not have the right to sublicense the Sublicensable Software for any purpose for which Sharman itself does not have the right to use the Sublicensable Software, and that any Qualified Sublicensee's use of the Sublicensable Software shall be so limited. Any sublicense agreement shall contain agreements of the Qualified Sublicensee which are substantially equivalent (and identical, where appropriate) to those of Sharman set forth in SECTION 6.3 through SECTION 6.5 hereof, and shall provide for termination of the Qualified Sublicensees' right to use the Sublicensable Software on substantially the same terms set forth in Section 6.5 (with respect to the ASM and the ALPM) and Section 8 (with respect to the TopSearch function).

                  7.3. LONG FORM AGREEMENT. Sharman and Altnet acknowledge that it is there present intention to enter into long form agreements providing for Sharman's right to sublicense the Sublicensable Software to Qualified Sublicensees, and agree to negotiate such long form agreements in good faith with the intent to enter into such agreements prior to any sublicense by Sharman. If the parties do not enter into any such long form agreements, then this Agreement shall control the parties' rights and obligations with respect to the subject matter of this SECTION 7.

         8.       TERM AND TERMINATION.

                  8.1. This Agreement will become effective as of the Effective Date and, unless terminated as set forth herein, shall continue for an initial term of three (3) years following the date of this Agreement. Subject to Altnet meeting the minimum obligations under SECTION 1.9, this Agreement shall automatically renew for additional three (3) year terms, provided that upon the commencement of the third three (3) year term, and each three (3) year term thereafter, a new Baseline which provides for attainable growth based on actual performance achieved over the prior term shall have been agreed upon by Sharman in its reasonable discretion.

                  8.2. This Agreement may be terminated by either Party immediately (i) if the other Party becomes insolvent or makes an assignment for the benefit of its creditors or any proceeding is commenced by or against such other Party under any bankruptcy, liquidation or other debtor's protection law or statute; or (ii) if the other Party materially breaches this Agreement and does not cure such breach within thirty (30) days of receiving written notice that specifies the alleged breach from the non-breaching Party.

                  8.3. After October 1, 2004, if Gross Revenue fails to meet or exceed the then current Baseline for three or more consecutive months (a "DEFAULT PERIOD"), Sharman may in its sole discretion terminate this Agreement by providing Altnet with written notice of termination;


                                       12
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

provided, however, if Gross Revenue meets or exceeds the then current Baseline for a period of three consecutive months immediately following a Default Period, Sharman's right to terminate this Agreement pursuant to this clause shall lapse, but only with respect to such Default Period.

         9.       DISCLAIMERS AND INDEMNIFICATION.

                  9.1.     DISCLAIMER OF WARRANTIES

         EXCEPT AS EXPRESSLY SET FORTH HEREIN, SHARMAN HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, ACCURACY, AND QUIET ENJOYMENT. EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALTNET HEREBY DISCLAIMS ALL EXPRESS OR IMPLIED CONDITIONS, REPRESENTATIONS, AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND QUIET ENJOYMENT. THE PARTIES UNDERSTAND AND AGREE THAT SHARMAN HAS NO CONTROL OVER USERS' USE OF THE KAZAA MEDIA DESKTOP SOFTWARE, AND THAT THE DELIVERY OF INDEX SEARCH RESULTS TO END USERS OF THE KAZAA MEDIA DESKTOP IS ON AN "AS AVAILABLE" BASIS.

                  9.2.     LIMITATIONS OF LIABILITY

         NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 9.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE (WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE OR OTHERWISE) FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, LOST PROFITS OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN.

                  9.3. INDEMNIFICATION. Altnet shall defend, indemnify and hold Sharman and its officers, directors, principals, employees and agents harmless from and against all costs, liabilities, expenses and settlement amounts incurred with respect to any claim, suit, or proceeding (a "CLAIM") brought against Sharman or its officers, directors, principals, employees or agents by a third party to the extent that such Claim arises from or is related to the infringement or misappropriation of any intellectual property right or injury to privacy rights (including without limitation rights of publicity) or other unlawful or illegal act or omission by Altnet relating to the use, sale, license or commercial exploitation of the Index Search Results by Altnet, its officers, directors, principals, employees, agents, and sublicensees. Sharman will (i)


                                       13
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

give Altnet notice of the relevant Claim; (ii) reasonably cooperate with Altnet, at Altnet's expense, in the defense of such Claim; and (iii) give Altnet the right to control the defense of any such Claim, provided that Altnet may not enter into any settlement affecting Sharman's rights without Sharman's agreement. Sharman will have the right to participate in the defense with counsel of its choice at its own expense. The provisions of this SECTION 9.3 shall survive termination of this Agreement.

         10.      GENERAL.

                  10.1.    PUBLICITY.   Except  as  required  by  law  or  stock
exchange regulations, neither Party shall issue a press release or public announcement or otherwise make any disclosure concerning (i) any concept, project or activity relating to either Party's business or technology in which both Parties are or will be jointly involved; or (ii) this Agreement or the terms hereof, without the prior written approval of the other Party.

                  10.2. ASSIGNMENT. Neither Party may assign this Agreement, in whole or in part, without the other Party's prior written consent (which will not be unreasonably withheld or delayed), except that either Party may assign this Agreement (i) in connection with a sale of all or substantially all of such party's assets, (ii) to a subsidiary or affiliate, or (iii) as part of a merger, consolidation or reorganization. It shall be noted that, whenever in this Agreement one of the Parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such Parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of the Parties shall be binding upon and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

                  10.3. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the Restatement (Second) of Contracts, notwithstanding the actual state or country of residence or incorporation of the Parties.

                  10.4. ATTORNEYS' FEES. If any action, suit or other proceeding is instituted concerning or arising out of this Agreement, the prevailing Party shall recover all of such Party's reasonable outside attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  10.5. NOTICE. All notices required to be given hereunder shall be deemed to have been given: (i) three (3) days after deposit with Federal Express or another nationally recognized overnight delivery service, delivery charges prepaid; or (ii) upon the date of receipt of written confirmation that the notice was transmitted by electronic facsimile device ("FAX"), as set forth below:


                                       14
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                           (a) If to Altnet:

                                    Altnet, Inc.
                                    c/o Brilliant Digital Entertainment, Inc.
                                    6355 Topanga Canyon Blvd., Suite 120
                                    Woodland Hills, CA 91367 USA
                                    Attn: Chief Executive Officer
                                    Fax:  (818) 615-0995

                           (b) If to Sharman:

                                    Sharman Networks Limited
                                    c/o LEF Interactive
                                    Suite 10, Level 1, Cremorne Town Centre
                                    287 Military Road,
                                    Cremorne, NSW  2090 Australia
                                    Attn: Chief Executive Officer
                                    Fax:    +61 (2) 8968-2110

Either Party may from time to time changes its address above by giving the other Party notice of such change in accordance with this paragraph.

                  10.6. NO AGENCY. The Parties acknowledge and agree that they at all times shall remain independent contractors and will have no power or authority to assume or create any obligation or responsibility on behalf of each other. This Agreement will not be construed to create or imply any partnership, agency or joint venture.

                  10.7. SEVERABILITY. In the event that any of the provisions of this Agreement are held to be unenforceable under any applicable law or be so held by an applicable court decision, the remaining portions of this Agreement will remain in full force and effect.

                  10.8. MODIFICATIONS AND WAIVERS. Unless otherwise specified, any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the parties from the terms of this Agreement, shall be effective only if it is made or given in writing and signed by both parties. No failure or delay on the part of either party in exercising any right, power or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise or the exercise of any other right, power or remedy.

                  10.9. FORCE MAJEURE. Neither Party shall be responsible for any failure to perform its obligations under this Agreement due to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, or floods.


                                       15
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                  10.10. HEADINGS. The Headings to the sections and exhibits of this Agreement are included merely for convenience of reference and do not affect the meaning of the language included therein.

                  10.11. INTERPRETATION. In the event either Party makes any claim relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of either party or its counsel.

                  10.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

                  10.13. ENTIRE AGREEMENT. This Agreement, together with the License Agreement, is the complete and exclusive agreement between the Parties with respect to the subject matter hereof, superseding any prior agreements and communications (both written and oral) regarding such subject matter.


                                       16
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.


Altnet, Inc.                                  Sharman Networks Limited

By:        /S/ KEVIN BERMEISTER               By:      Global Nominees Limited
         -----------------------------        Its:     Authorized Representative
Name:    Kevin Bermeister
Title:   Chief Executive Officer



WITH RESPECT TO SECTION 5.4 ONLY:

Brilliant Digital Entertainment, Inc.

By:        /S/ KEVIN BERMEISTER
         -----------------------------
Name:    Kevin Bermeister
Title:   Chief Executive Officer


                                       17
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    EXHIBIT A

TOPSEARCH KEY WORDS

Altnet shall have placement rights permitting it to display Index Search Results in the Kazaa GUI in response to TopSearch Keywords as the top three (3) search results.

TopSearch Keyword results will be displayed in the Kazaa GUI above or ahead of any other search results. In the event that the Kazaa GUI is changed in some future version so that the concept of "above" or "ahead of" is no longer relevant or applicable, then in that event TopSearch Keyword results will be displayed in such a way that they receive preferential placement compared to all other search results.

GENERAL KEY WORDS

Altnet shall have the right to display Index Search Results in the Kazaa GUI in response to General Keywords in a ratio of no less than one (1) General Keyword result for every four (4) other search results.

INCREASING THE NUMBER OF INDEXED SEARCH RESULTS

Subject to the terms and conditions of this Agreement, Altnet shall have the right, to the extent provided in this paragraph, to increase the number of Index Search Results in the Kazaa GUI that are initially displayed in response to TopSearch Keywords and that locate the media content of any Major Entertainment Company. Sharman shall use commercially reasonable efforts to release a new version of the Kazaa GUI and/or the KMD Technology and perform any other actions reasonably necessary to enable Altnet to increase the display of Index Search Results for a Major Entertainment Company's media content up to the following number of search results in the Kazaa GUI: within thirty (30) days following written notification from Altnet to Sharman of a Major Entertainment Company agreeing to use Index Search Results in the Kazaa GUI to locate its media content in accordance with the terms as defined in clause 1.1.4 and not on a `trial only' basis:

Altnet shall have the immediate right (which right shall continue until otherwise determined by Altnet in its sole discretion), to display the applicable Index Search Results as the top ten (10) search results in the Kazaa GUI (or such lesser number of search results as determined by Altnet);

commencing ninety (90) days following such written notification, and continuing thereafter until otherwise determined by Altnet in its sole discretion, Altnet shall have the right to display the applicable Index Search Results as the top twenty (20) search results in the Kazaa GUI (or such lesser number of search results as determined by Altnet);

commencing one hundred and fifty (150) days following such written notification, and continuing thereafter until otherwise determined by Altnet in its sole discretion, Altnet shall have


                                       18
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

the right to display the applicable  Index Search Results as the top thirty-five
(35) search results in the Kazaa GUI (or such lesser number of search results as determined by Altnet); and

commencing one hundred and eighty (180) days following such written notification, and continuing thereafter until otherwise determined by Altnet in its sole discretion, Altnet shall have the right to display the applicable Index Search Results as the top fifty (50) search results in the Kazaa GUI (or such lesser number of search results as determined by Altnet). This paragraph does not apply when an end user of the KMD Technology elects to `search again' the same search term for additional results.


                                       19
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    EXHIBIT B

INFOTIPS:

FREQUENCY

1. In general, an InfoTip will be displayed each time that the user clicks to download a TopSearch file for which an InfoTip is available.

2. Sharman may elect to provide the user with a set of controls, accessible in the Kazaa GUI's Options Menu or elsewhere, that allow that user to turn off the display of InfoTips, or set them to appear no more than once every, say, 5 minutes. If Sharman elects to do this then these InfoTip frequency caps would apply only to new Kazaa and TopSearch DLL versions which support that added functionality required for this, and not to existing Kazaa and TopSearch DLL versions which do not support this functionality. If Sharman decides to add said functionality then Sharman and Altnet will each bear their own costs for developing the necessary technology.

SIZE OF WINDOW

Altnet agrees that InfoTips will be limited to 640 (w) by 480 (h) in size.

CONTEXTUAL RELEVANCE

Altnet agrees that it will only serve InfoTips that are contextually relevant to the file with which it is associated, and will otherwise act in accordance with
Section 2.3 of this Agreement.

SOUND AND ANIMATION

InfoTips may contain a variety of audio and graphic elements, including Flash and animation. Where sound is used and its length is 15s or greater, Altnet agrees that the user will have an option to mute the sound via a sound-control icon in the InfoTip. Altnet further agrees that the presentation and treatment of InfoTips, including the use of any sound, will be governed by the principles established in Section 2.3 of this Agreement.


                                       20
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    EXHIBIT C

ALTNET SIGNING MODULE

The Altnet Signing Module is a small application program that needs to be installed on the user's PC in order for any downloads or uploads made by that user to accrue points for the uploading party.

INSTALLATION

Sharman recognizes that the incorrect installation or configuration of the ASM could lead to loss of Altnet Points for users of the ALPM program, and Sharman agrees to ensure that its installation and configuration of the ASM is according to any instructions and documentation supplied by Altnet.

UNINSTALLATION

Sharman recognizes that users may wish to continue being ALPM members even if they wish to uninstall Kazaa, and Sharman will therefore not uninstall or deactivate the ASM as part of the Kazaa uninstallation or otherwise. However, this must be at the users sole discretion and must be clearly and fairly communicated to the user in accordance with all notification requirements of Sharman and Altnet EULAs.

COMPATIBILITY

Altnet estimates that the ASM, and the ALPM program, will be compatible with approx. 95% of PCs on which Kazaa can be installed. Both parties recognize that in the approx. 5% of PCs which are incompatible with ASM or ALPM, that these components may not be functional on that user's PC, which may lead to that user or other users not obtaining points or the ability to view points.


                                       21
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    EXHIBIT D

                              POINTS MANAGER RULES


Altnet acknowledges that Section 6.5 of this Agreement shall govern the Altnet Points Program, and to the extent that there is a conflict between this Exhibit D and Section 6.5, Section 6.5 shall govern.

General Rules

1. In addition to the following rules regarding the Points Program (the "PROGRAM RULES") the Points and Points Program are subject to the terms and conditions of the Altnet End User's License Agreement (the "EULA"), the Altnet Terms and Conditions of Use and the Altnet Privacy Policy (collectively, the "ALTNET TERMS AND POLICIES"). You may review the EULA by clicking HERE [MAKE ACTIVE LINK], the Terms and Conditions of Use by clicking HERE [MAKE ACTIVE LINK], and the Privacy Policy by clicking HERE [MAKE ACTIVE LINK].

2. Altnet reserves the right to amend, change or modify the Program Rules or Altnet's policies regarding the Points and the Points Program at any time and at Altnet's sole discretion, with or without notice, including, but not limited to, the cancellation, removal and/or termination of the Points, the Points Program, and/or any promotional programs, sweepstakes, games of chance, skill contests or other promotions relating to the Points Program or involving Points ("POINTS Promotions").

3. Only one person may be enrolled in a Points Program membership and account.

4. The Points are the sole property of Altnet and you have no claim, right, title or interest in and to the Points awarded to you.

5. The Points are nontransferable and the sale, assignment, transfer, trade, bargaining or other distribution of Points other than by Altnet, Altnet's third party Points redemption partners or Altnet's Points Promotions administrators is strictly prohibited. Any member of the Points Program engaged in such activity shall be immediately disqualified from the Points Program and the member's Points Program membership shall be terminated. Any improperly obtained Points shall be void and will be immediately confiscated and destroyed.

6. Altnet reserves the right to audit any and all Points Program memberships at any time to ensure compliance with the Points Program, the Program Rules and the Altnet Terms and Policies. If an audit reveals possible violations or discrepancies, continued accrual of points to a member's account shall be halted pending completion of the audit. If the completed audit reveals a member has violated the Program Rules or the Altnet Terms


                                       22
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

         and Policies, that member's Points Program membership and account shall be terminated and that member's Points shall be confiscated and destroyed.

7. Each Points Program member is solely responsible for his or her Points Program membership and account. Each member shall be responsible for notifying Altnet of a change to the member's email address or other required information and Altnet, Altnet's third party Points redemption partners and Altnet's Points Promotions administrators shall have no liability of any kind for misdirected Points, misdirected goods or services redeemed from Points, or misdirected Points Promotions prizes or giveaways or the consequences thereof.

8. Each Points Program member is solely responsible for any and all taxes on any and all goods or services redeemed from Points by such member or any Points Promotions prizes or giveaways that member receives.

9. The Points Program, Points and Points Program memberships and accounts are only available to persons residing in jurisdictions which do not prohibit participation in Internet-based awards programs. Furthermore, the Points Program, Points and Points Program memberships and accounts are only available to persons older than 13 years of age or such greater age required to participate in Internet-based awards programs in the jurisdiction in which such persons reside. Any Points Program membership or account enrolled by any person in violation of this paragraph shall be immediately terminated and such member's Points shall be confiscated and destroyed.


                                       23
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.

                                    EXHIBIT E

                                 FORM OF WARRANT


                                       24
*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.